Explanatory Note: CERES Coin LLC has prepared this Form 1-A/A solely for the purpose of filing Exhibit 12a, which shall replace the exhibit previously filed as Exhibit 12a.

PART III

to REGULATION A OFFERING CIRCULAR

of CERES COIN LLC, a Delaware limited liability company

Index to Exhibits

Exhibit Number	Exhibit

2a*	Certificate of Formation of the issuer, filed November 13, 2017
2a*	Certificate of Formation of CM Solutions LLC (f/k/a “CM Warehouse Solutions”), filed June 15, 2017
2a*	Certificate of Filing of CoolMellon, LLC filed September 8, 2014
2a*	Certificate of Amendment of CM Solutions LLC, filed June 15, 2017
2a*	Operating Agreement of the issuer, effective as of November 15, 2017
2a*	Limited Liability Company Agreement of CM Solutions LLC, effective as of April 8, 2018
2a*	Limited Liability Company Agreement of CoolMellon, LLC, effective as of September 8, 2014
4a*	Form of Subscription Agreement
11a*	Consent of Turner Stone and Company LLP
12a**	Opinion of Counsel as to the Legality of the Securities
15*	Token Rights Agreement
15*	Coin Rights Agreement
15*	Form of previously issued “Private Investment Agreements”

*	Previously Filed
**	Filed Herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 26, 2020.

COMPANY:	CERES COIN LLC, a Delaware limited liability company

	By:	/s/ Charlie Uchill
Charlie Uchill, Manager